Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

OF

ARTHUR J. GALLAGHER & CO.

ARTICLE I

Offices

Section 1.1 The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2 The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

Meetings of Stockholders

Section 2.1 All meetings of the stockholders shall be held on such date and at such time as specified in Section 2.2 or as otherwise designated by the board of directors and at such place, within or without the State of Delaware, as designated by the board of directors, all as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The board of directors may, in its sole discretion, determine that a meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the board of directors may adopt, as permitted by Section 2.13 of these by-laws and applicable law.

Section 2.2 The annual meeting of stockholders shall be held on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which the stockholders shall vote on the election of directors to succeed those whose terms expire and transact such other business as may properly be brought before the meeting. Unless otherwise restricted by applicable law, the board of directors shall have power to postpone the annual meeting of stockholders, without notice other than announcement immediately prior to the annual meeting.

Section 2.3 Written notice of the annual meeting stating the place, if any, date and hour of the meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 2.4 (A) Meetings of stockholders shall be presided over by the chairman of the board of directors, if any, or in the absence of the chairman of the board of directors, by a person designated by the board of directors, or in the absence of a person so designated by the board of directors, by a chairman chosen at the meeting by the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy. The secretary, or in the absence of the secretary, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

(B) The board of directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the board of directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.

Section 2.5 The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.6 Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by applicable law or by the certificate of incorporation, may be called by the chairman of the board of directors or the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors. Such request shall state the purposes or purposes of the proposed meeting. The board of directors may, in its sole discretion, determine that a special meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the board of directors may adopt, as permitted by Section 2.13 of these by-laws and applicable law.

Section 2.7 Written notice of a special meeting stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 2.8 Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of meeting.

Section 2.9 (A) (1) Nominations of persons for election to the board of directors and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only (i) by or at the direction of the board of directors or a committee thereof or (ii) by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 2.9(A) is delivered to the secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.9(A).

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (ii) of Section 2.9(A)(1), the stockholder must have given timely notice thereof in writing, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation and such business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement (as defined below) of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth:

(i) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (b) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made;

(iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed: (a) the name and address of such stockholder, as they appear on the corporation’s books, and the name and address of such beneficial owner, (b) the class and number of shares of capital stock of the corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and the stockholder’s agreement to notify the corporation in writing within five business days after the record date for such meeting of the class and number of shares of capital stock of the corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting, and (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to make such nomination or propose such other business;

(iv) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the other business is proposed, as to such beneficial owner: (a) the class and number of shares of capital stock of the corporation which are beneficially owned (as defined below) by such stockholder or beneficial owner as of the date of the notice, and the stockholder’s agreement to notify the corporation in writing within five business days after the record date for such meeting of the class and number of shares of capital stock of the corporation beneficially owned by such stockholder or beneficial owner as of the record date for the meeting, (b) a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder or beneficial owner and any other person or persons (naming such person or persons), including without limitation any agreements that would be required to be described or reported pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) and the stockholder’s agreement to notify the corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (c) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the corporation’s capital stock, or increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the corporation, and the stockholder’s agreement to notify the corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, and (d) a representation whether the stockholder or the beneficial owner, if any, will engage in a solicitation with respect to the nomination or other business and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and whether such person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the business to be proposed (in person or by proxy) by the stockholder.

The foregoing notice requirements of this Section 2.9(A)(2) shall not apply to a stockholder if the stockholder has notified the corporation of such stockholder’s intention to present a stockholder proposal at an annual meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.

(B) Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting only (1) by or at the direction of the board of directors or a committee thereof) or (2) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 2.9(B) is delivered to the secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.9. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the notice required by Section 2.9(A)(2) shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C) (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.9 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.9. Except as otherwise provided by applicable law, the chairman of the board of directors shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.9 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in compliance with such stockholder’s representation as required by clause (d) of Section 2.9(A)(2)(iv)). If any proposed nomination or other business was not made or proposed in compliance with this Section 2.9, the chairman of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such other proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.9, unless otherwise required by applicable law, if the stockholder does not provide the information required under Sections 2.9(A)(2)(iii) and (iv) to the corporation within five business days following the record date for an annual or special meeting or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or other proposed business, such nomination shall be disregarded and such other proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 2.9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the making of such nomination or proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(2) For purposes of this Section 2.9, a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. For purposes of Section 2.9(A)(2)(iv), shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (i) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (ii) the right to vote such shares, alone or in concert with others or (iii) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

Section 2.10 The holders of a majority of the stock issued and outstanding and entitled to vote at a meeting of the stockholders, present in person or deemed to be present or represented by proxy, shall constitute a quorum at any such meeting, except as otherwise provided by applicable law or by the certificate of incorporation. If, however, such quorum shall not be present, deemed to be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person, deemed to be present or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present, deemed to be present or represented. At such adjourned meeting at which a quorum shall be present, deemed to be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.11 When a quorum is present or deemed to be present at any meeting, the vote of the holders of a majority of the stock having voting power, present in person, deemed to be present or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law, the certificate of incorporation or these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.12 Unless otherwise provided in the certificate of incorporation, or in the case of any series of the corporation’s Preferred Stock in the resolution of the board of directors creating such series, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 2.13 If authorized by the board of directors in accordance with these by-laws and applicable law, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, (1) participate in a meeting of stockholders and (2) be deemed present in person and vote at a meeting of the stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

Section 2.14 Any action required or permitted to be taken by the stockholders of the corporation must be taken at a duly called and held annual or special meeting of the stockholders of the corporation and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

ARTICLE III

Directors

Section 3.1 The number of directors which shall constitute the whole board shall be not fewer than three nor more than fifteen. Within the limits above specified, the number of directors shall be determined by resolution of the board of directors. The directors shall be elected for terms of office as provided in the corporation’s certificate of incorporation. Directors need not be stockholders.

Section 3.2 Each director to be elected by stockholders shall be elected by the affirmative vote of a majority of the votes cast at any meeting for the election of directors at which a quorum is present; provided, however, that if the board of directors determines that the number of nominees exceeds the number of directors to be elected at such meeting (a “Contested Election”) by the date that is ten days prior to the date the corporation first files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, each of the directors to be elected at such meeting shall be elected by a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Section 3.2, a “majority of the votes cast” shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election. In a Contested Election, stockholders will be entitled to cast votes “for”, or to “withhold” votes from, the election of directors but shall not be entitled to cast any other vote with respect to such election of directors.

Section 3.3 Vacancies on the board of directors resulting from the death, resignation or removal of a director or directors, and newly created directorships resulting from any increases in the authorized number of directors, shall be filled, and any director so chosen shall hold office, in each case as provided in the corporation’s certificate of incorporation.

Section 3.4 The business of the corporation shall be managed by or under the direction of its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by applicable law or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

Meetings of the Board of Directors

Section 3.5 The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.6 The first meeting of each newly elected board of directors shall be held immediately following the adjournment of the annual meeting of the stockholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 3.7 Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 3.8 Special meetings of the board may be called by the chairman of the board of directors or the president and shall be called by the president or secretary on the written request of two directors. Notice of each such meeting shall be given in accordance with Section 4.2 of these by-laws.

Section 3.9 At all meetings of the board a majority of the then duly elected directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by applicable law or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.10 Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Committees of Directors

Section 3.11 The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members present constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors with respect to the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

Section 3.12 Members of the board of directors of the corporation or any committee thereof may participate in a meeting of the board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

The Chairman of the Board

Section 3.13 The board of directors shall elect a chairman of the board of directors from among its members. The chairman of the board of directors shall preside at meetings of the board of directors and shall perform such other duties and hold such other titles as may be prescribed from time to time by the board of directors.

Compensation of Directors

Section 3.14 Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

Notices

Section 4.1 Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail , addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

Section 4.2 Whenever, under applicable law or the provisions of the certificate of incorporation or of these by-laws, notice is required to be given to any director, such notice may be given personally or by telephone, mail, telecopy, telegraph, electronic transmission or other form of recorded communication. If mailed, such notice shall be addressed to such director at such director’s residence or usual place of business and shall be deposited in the United States mail at least five days before the day on which the meeting is to be held. Notice given by any other permitted means shall be given at least 24 hours prior to the time set for the meeting.

Section 4.3 Whenever any notice is required to be given under applicable law or the provisions of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

Officers

Section 5.1 The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer. The function of chief executive officer and chief financial officer of the corporation shall be discharged by such officer or officers as the board of directors may from time to time designate. The board of directors may appoint such other officers as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide. The board of directors may also designate persons as officers of divisions of the corporation, but such persons shall not be officers of the corporation unless so specified.

Section 5.2 The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, a secretary and a treasurer and shall designate the officer or officers who shall discharge the functions of chief executive officer and chief financial officer.

Section 5.3 Each officer of the corporation shall hold office until such person’s successor is chosen and qualified or until such person’s earlier death, resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

The President

Section 5.4 The president shall have the general powers and duties of supervision and management of the business and affairs of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall exercise such authority and perform such duties as are customarily incident to the office of the president and shall perform such other duties and hold such other titles as may from time to time be prescribed by the board of directors or these by-laws.

The Secretary

Section 5.5 The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors or any committee thereof required to be given by these by-laws or by applicable law, and shall perform such other duties as may from time to time be prescribed by the board of directors, the president or any other supervising officer of the secretary or these by-laws. The secretary shall have custody of the corporate seal of the corporation and shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the secretary’s signature. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by such officer’s signature.

The Treasurer

Section 5.6 The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements. The treasurer shall perform such other duties as may be prescribed from time to time by the board of directors, the president or any other supervising officer of the treasurer or these by-laws. If required by the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of the treasurer and for the restoration to the corporation, in case of the treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the treasurer’s possession or under the treasurer’s control belonging to the corporation.

ARTICLE VI

Certificates of Stock

Section 6.1 Shares of the corporation’s stock may be certificated or uncertificated in accordance with the DGCL. The issue of shares in uncertificated form shall not affect shares represented by a certificate until the certificate is surrendered to the corporation. Every holder of stock in the corporation represented by certificates shall be entitled to have a certificate, signed by, or in the name of the corporation by the chairman of the board of directors or the president or any other person authorized by the DGCL to sign , and by the treasurer or the secretary or any other person authorized by the DGCL to sign, certifying the number of shares owned by such holder in the corporation. The powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of any such certificates which the corporation may issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of any such certificate which the corporation may issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 6.2 Any or all of the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 6.3 Subject to the foregoing Sections 6.1 and 6.2, certificates for stock of the corporation shall be in such form as the board of directors may from time to time prescribe.

Section 6.4 The board of directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such alleged lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Transfers of Stock

Section 6.5 Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Uncertificated shares shall be transferred upon the receipt of proper transfer instructions from the registered owner of such uncertificated shares.

Fixing Record Date

Section 6.6 In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date: (1) in the case of a determination of stockholders entitled to vote at any meeting of the stockholders or any adjournment thereof, shall not be more than sixty nor less than ten days before the date of such meeting, and (2) in the case of any other action, shall not be more than sixty days prior to such other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Registered Stockholders

Section 6.7 The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

ARTICLE VII

Indemnification

Section 7.1 The corporation shall indemnify, to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer or employee of the corporation or, while a director, officer or employee is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful; provided, however, that, except as provided in Section 7.6 with respect to proceedings to enforce rights to indemnification or advancement of expenses, the corporation shall indemnify any such person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized or ratified by the board of directors. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe the person’s conduct was unlawful.

Section 7.2 The corporation shall indemnify, to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer or employee of the corporation, or while a director, officer or employee is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application, that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

Section 7.3 To the extent that a director or officer of the corporation shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 7.1 and 7.2 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 7.4 Any indemnification under Sections 7.1 and 7.2 of this Article (unless ordered by a court or required pursuant to Section 7.3) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because the person has met the applicable standard of conduct set forth in said Sections 7.1 and 7.2. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even if less than a quorum; (2) by a committee of such directors designated by majority vote of such directors, even if less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

To receive indemnification under this Article, a director, officer or employee shall submit to the corporation a written request, which shall include documentation or information which is necessary to determine whether indemnification is payable under this Article and which is reasonably available to the director, officer or employee. Upon receipt by the corporation of such a written request, a determination regarding whether indemnification is payable under this Article shall be made, based upon the facts known at the time. All such indemnification shall be paid in full within 60 days after the corporation receives the director’s, officer’s or employee’s written request therefor, unless a determination is made that the claims giving rise to the director’s, officer’s or employee’s request are not payable under this Article.

Section 7.5 Expenses (including attorneys’ fees) incurred by a director or officer in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined, in a final, nonappealable adjudication, that such person is not entitled to be indemnified by the corporation as authorized in this Article.

Section 7.6 If a claim under Section 7.1 or 7.2 of this Article is not paid in full by the corporation within 60 days after a written request has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the director, officer or employee may at any time thereafter bring suit against the corporation in a court of competent jurisdiction in the State of Delaware to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the director, officer or employee shall be entitled to be paid also the expense of prosecuting or defending such suit.

Section 7.7 The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any provision of the certificate of incorporation or any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 7.8 The board of directors may authorize the corporation, by a vote of a majority of the full board, to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article.

Section 7.9 For purposes of this Article, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 7.10 For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article.

Section 7.11 In addition to any rights granted pursuant to this Article, the corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent permitted by applicable law.

Section 7.12 The rights conferred upon directors and officers in this Article shall be contract rights that shall vest at the time a person becomes a director or officer and that shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Any amendment, alteration or repeal of this Article that adversely affects any right of a director or officer or such person’s successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Section 7.13 The corporation shall not be liable to indemnify any person under this Article for any amounts paid in settlement of any action or claim effected without the corporation’s written consent, which consent shall not be unreasonably withheld, or for any judicial award if the corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

Section 7.14 In the event of payment under this Article, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the director, officer or employee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

ARTICLE VIII

Conflict of Interests

Section 8.1 No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(i) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(ii) The material facts as to his relationship interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(iii) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

Section 8.2 Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

ARTICLE IX

General Provisions

Dividends

Section 9.1 Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 9.2 Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Annual Statement

Section 9.3 The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

Checks

Section 9.4 All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Fiscal Year

Section 9.5 The fiscal year of the corporation shall commence January 1 and end December 31 unless and until the board of directors shall adopt a different fiscal year by resolution duly adopted by it.

Seal

Section 9.6 The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE X

Amendments

Section 10.1 These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such regular or special meeting.

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